Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-65488 of JLM Industries, Inc. (the “Company”) on Form S-3 and in Registration Statement Nos. 333-32337, 333-32339, 333-32347, 333-70614 on Forms S-8 of the Company of our report dated April 17, 2001, appearing in this Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Tampa, Florida

February 20, 2004